EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

Board of Directors

World Surveillance Group Inc.

We consent to the incorporation of our report dated March 28, 2013 on our audits of the consolidated financial statements of World Surveillance Group Inc. and Subsidiaries for the years ended December 31, 2012 and 2011 included in this Form 10-K.

/s/ Rosen Seymour Shapss Martin & Company LLP

Rosen Seymour Shapss Martin & Company LLP

New York, New York

March 28, 2013